Exhibit 10.2

Employee Name:  [                        ]

ADDENDUM TO

RESTRICTED STOCK AGREEMENT

This Addendum to Restricted Stock Agreement (the “Addendum”), dated as of June 18, 2013, is made a part of each Restricted Stock Agreement (each, a “Restricted Stock Agreement”) between you and Realty Income Corporation (the “Company”) evidencing an outstanding award of restricted stock (each, a “Restricted Stock Award”) held by you under the Company’s 2003 Incentive Award Plan, as amended (the “Plan”) that is set forth on Schedule A attached hereto.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Restricted Stock Agreement.

Pursuant to Sections 7.2 and 10.3 of the Plan, the terms of each of your Restricted Stock Awards referenced on Schedule A attached hereto have been amended as follows, effective as of July 1, 2013 (the “Effective Date”):

1.             Effective as of the Effective Date, all Unvested Shares shall vest and the restrictions thereon shall lapse.

As of July 1, 2013 this Addendum amends each of your Restricted Stock Agreements covering the Restricted Stock Awards referenced on Schedule A attached hereto and shall be and is hereby incorporated in and forms a part of each such Restricted Stock Agreement.

Except as expressly provided herein, all terms and conditions of your Restricted Stock Agreement(s) shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Addendum as of July 1, 2013.

REALTY INCOME CORPORATION

By:
[NAME]
[TITLE]

SCHEDULE A

ACCELERATED RESTRICTED STOCK AWARDS

Grant Date	Original Number of Shares Subject to Restricted Stock Award
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